                                THIRD AMENDMENT

                                       TO

                                CREDIT AGREEMENT

                           DATED AS OF MARCH 14, 2003

        This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is among TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation ("TTI"), the financial institutions and other entities party to the Credit Agreement referred to below as Lenders (the "Lenders"), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Issuing Lender and Swing Line Lender under such Credit Agreement.

                             PRELIMINARY STATEMENTS:

        1. Reference is made to the Credit Agreement dated as of October 29, 1999 among Allegheny Teledyne Incorporated, a Delaware corporation, TTI, the Lenders, Mellon Bank, N.A. and JPMorgan Chase Bank, as Syndication Agents, The Bank of New York, Bank One, NA and National City Bank of Pennsylvania, as Co-Agents and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swing Line Lender, as amended by the First Amendment to Credit Agreement dated as of November 10, 1999 and the Second Amendment to Credit Agreement dated as of July 28, 2000 (as so amended, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Credit Agreement.

        2. TTI has requested an amendment to Section 7.06(iii) of the Credit Agreement and the Required Lenders have agreed, subject to the provisions of this Amendment, to amend the Credit Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

        SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

        (a) Section 7.06(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "(iii) from and after the TTI Closing Date, TTI and its Subsidiaries may make dividends and other distributions payable solely in cash and may purchase, redeem or retire any of its capital stock of any class, including any warrants, rights or options to purchase or acquire any shares of its capital stock, in an aggregate amount not to exceed an amount equal to 25% of cumulative Consolidated Net Income since the TTI Closing Date."

        SECTION 2. AMENDMENT FEE. TTI shall pay to the Administrative Agent for the account of each Lender approving this Amendment by 3:00 P.M. (Pacific time) on March 14, 2003 an amendment fee equal to 15 basis points of such Lender's Commitment after giving effect to this Amendment.

        SECTION 3. CONDITIONS TO EFFECTIVENESS. The amendments set forth herein shall become effective on the date (the "Amendment Effective Date") on which the Administrative Agent shall have executed this Amendment, shall have received counterparts of this Amendment executed by TTI and the Required Lenders, and shall have received the amendment fee referred to in Section 2 hereof.

        SECTION 4. REPRESENTATIONS AND WARRANTIES. TTI represents and warrants as follows:

        (a) AUTHORITY. TTI has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents (in each case as modified hereby) to which it is a party. The execution, delivery and performance by TTI of this Amendment and the performance by each Borrower Party of each Loan Document (in each case as modified hereby) to which it is a party have been duly approved by all necessary corporate action of such Borrower Party and no other corporate proceedings on the part of such Borrower Party are necessary to consummate such transactions.

        (b) ENFORCEABILITY. This Amendment has been duly executed and delivered by TTI. This Amendment and each Loan Document (in each case as modified hereby) is the legal, valid and binding obligation of each Borrower Party party hereto and thereto, enforceable against such Borrower Party in accordance with its terms, and is in full force and effect.

        (c) NO LEGAL BAR. The execution, delivery, and performance by each Borrower Party of this Amendment and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Contractual Obligation of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such Contractual Obligation, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Borrower Party or any of its Subsidiaries.

        (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in each Loan Document executed and delivered on the Signing Date and (except to the extent that such representations and warranties specifically refer to any earlier date) are true and correct on and as of the date hereof as though made on and as of the date hereof and will be true and correct on and as of the Amendment Effective Date as though made on and as of such date.

        (e) NO DEFAULT. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default under any Loan Document executed and delivered on the Signing Date.

        SECTION 5. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS AND THE CREDIT DOCUMENTS.

        (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

        (b) Except as specifically modified above, the Credit Agreement and the other Loan Documents executed and delivered on the Signing Date are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

        (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

        SECTION 6. COSTS, EXPENSES AND TAXES. TTI agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Amendment and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby, including reasonable Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expense incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under this Amendment, and any other documents prepared in connection herewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including all Attorney Costs. The foregoing costs and expenses shall include all (and, in the case of clause (a) of the immediately preceding sentence only, all reasonable) search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and (and, in the case of clause (a) of the immediately preceding sentence only, all reasonable) other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include administrative costs of Administrative Agent reasonably attributable to the administration of the Loan Documents (as modified hereby). Any amount payable by TTI under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

        SECTION 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

        SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                            [Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                        TELEDYNE TECHNOLOGIES INCORPORATED

                                        By:  /s/ Robert J. Naglieri
                                             -----------------------------------

                                        Name:  Robert J. Naglieri
                                               ---------------------------------

                                        Title: Senior Vice President and
                                               ---------------------------------
                                               Chief Financial Officer
                                               ---------------------------------

                                        BANK OF AMERICA, N.A.
                                         as Administrative Agent

                                        By:  /s/ Kevin F. Sullivan
                                             -----------------------------------

                                        Name:  Kevin F. Sullivan
                                               ---------------------------------

                                        Title: Managing Director
                                               ---------------------------------

                                        MELLON BANK, N.A.,
                                        as Syndication Agent and Lender

                                        By: /s/ J. Cate
                                            ------------------------------------

                                        Name:  J. Cate
                                               ---------------------------------

                                        Title: Vice President
                                               ---------------------------------

                                        JPMORGAN CHASE BANK (f/k/a The Chase
                                        Manhattan Bank), as Syndication Agent
                                        and Lender

                                        By:  /s/ Richard C. Smith
                                             -----------------------------------

                                        Name:  Richard C. Smith
                                               ---------------------------------

                                        Title: Vice President
                                               ---------------------------------

                                        THE BANK OF NEW YORK,
                                         as Co-Agent and Lender

                                        By: /s/ Elizabeth T. Ying
                                            ------------------------------------

                                        Name:  Elizabeth T. Ying
                                               ---------------------------------

                                        Title: Vice President
                                               ---------------------------------

                                        BANK ONE, N.A.,
                                         as Co-Agent and Lender

                                        By: /s/ Glenn A. Currin
                                            ------------------------------------

                                        Name:  Glenn A. Currin
                                               ---------------------------------

                                        Title: Managing Director
                                               ---------------------------------

                                        NATIONAL CITY BANK OF PENNSYLVANIA,
                                         as Co-Agent and Lender

                                        By:  /s/ Anthony J. Leone
                                             -----------------------------------

                                        Name:  Anthony J. Leone
                                               ---------------------------------

                                        Title: Banking Officer
                                               ---------------------------------

                                        BANK OF TOKYO -- MITSUBISHI TRUST
                                        COMPANY, as Lender

                                        By:  /s/ Richard L. Van de Berghe, Jr.
                                             -----------------------------------

                                        Name:  Richard L. Van de Berghe, Jr.
                                               ---------------------------------

                                       Title:  Vice President
                                               ---------------------------------

                                        MIZUHO CORPORATE BANK, LTD. (f/k/a The
                                         Fuji Bank, Limited), as Lender

                                        By:  /s/ Kazuaki Kitabatake
                                             -----------------------------------

                                        Name:  Kazuaki Kitabatake
                                               ---------------------------------

                                        Title: Deputy General Manager
                                               ---------------------------------

                                        WACHOVIA BANK, N.A.,
                                          as Lender

                                        By:  /s/ Jeanette A. Griffin
                                             -----------------------------------

                                        Name:  Jeanette A. Griffin
                                               ---------------------------------

                                        Title: Director
                                               ---------------------------------